NORTH SQUARE INVESTMENTS TRUST
POWER OF ATTORNEY
The undersigned constitutes each of Alan E. Molotsky, Mark D. Goodwin, David J. Gaspar, Robert M. Kurucza and Steven G. Cravath, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of North Square Investments Trust, the Registration Statement on Form N-14 relating to the proposed reorganizations of the funds listed below, each a series of Investment Managers Series Trust (each, a “Target Fund”), into the corresponding series of North Square Investments Trust listed below (each, an “Acquiring Fund”), and any and all amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto:

Target Fund	Acquiring Fund
Advisory Research All Cap Value Fund	North Square Advisory Research All Cap Value Fund
Advisory Research Strategic Income Fund	North Square Strategic Income Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.
The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated:     January 9, 2020

/s/ David B. Boon
David B. Boon, Trustee
/s/ Mark D. Goodwin
Mark D. Goodwin, Trustee
/s/ Donald J. Herrema
Donald J. Herrema, Trustee
/s/ Catherine A. Zaharis
Catherine A. Zaharis, Trustee